UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado 80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 3, 2012, DigitalGlobe, Inc. (“DigitalGlobe”) held a special meeting of its stockholders at which stockholders were asked to consider and vote upon:

1.	the issuance of DigitalGlobe common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of July 22, 2012, as amended, by and among DigitalGlobe, 20/20 Acquisition Sub, Inc., WorldView, LLC and GeoEye, Inc. (the “Share Issuance” proposal); and

2.	any motion to adjourn the DigitalGlobe special meeting, if necessary, to solicit additional proxies (the “DigitalGlobe Adjournment” proposal).

Each of the foregoing proposals is described in detail in the joint proxy statement/prospectus filed by DigitalGlobe with the Securities and Exchange Commission on October 30, 2012.

For each of the foregoing proposals, a quorum was present. According to the report of the inspector of election, the Share Issuance proposal was approved by DigitalGlobe’s stockholders. The voting results for each proposal are as follows:

Share Issuance

For	Against	Abstain	Broker Non-Votes
40,868,064	10,923	4,173	0

DigitalGlobe Adjournment

For	Against	Abstain	Broker Non-Votes
39,371,505	1,508,278	3,377	0

ITEM 8.01	OTHER EVENTS.

On December 3, 2012, DigitalGlobe issued a press release announcing the results of the special meeting. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release Dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.
Date: December 3, 2012
	By:	/s/ Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release Dated December 3, 2012